Exhibit 3


                                FORM OF WARRANT


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF SUCH REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COSI, INC.



                                  COSI, INC.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK


Date of Issuance:  August 15, 2002                        Certificate No. BW-1

FOR VALUE RECEIVED, Cosi, Inc., a Delaware corporation (the "Company"), hereby grants to ZAM Holdings, LP or its registered assigns (the "Registered Holder") the right to purchase from the Company 202,417 shares of Warrant Stock at a price per share of $6.00 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is one of several warrants (collectively, the "Warrants") issued pursuant to the terms of the Senior Secured Note and Warrant Purchase Agreement, dated as of August 15, 2002 (the "Purchase Agreement"), between the Company and certain investors. Certain capitalized terms used herein are defined in Section 4 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

I.       Exercise of Warrant.

         A. Exercise Period. Subject to paragraph 1B hereof, the Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the date that is one year and one day after the Date of Issuance to and including August 12, 2007 (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period.

         B.       Exercise Procedure.

                  1. This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time")

                           a.       a completed Exercise Agreement, as
                                    described in paragraph 1D below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                           b.       this Warrant; and

                           c. either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), or (2) a written notice to the Company that in lieu of paying the exercise price in cash or any other consideration the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock otherwise issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                                    i.    Certificates for shares of Warrant
                                          Stock purchased upon exercise of
                                          this Warrant shall be delivered by
                                          the Company to the Purchaser within
                                          five business days after the date of
                                          the Exercise Time. Unless this
                                          Warrant has expired or all of the
                                          purchase rights represented hereby
                                          have been exercised, the Company
                                          shall prepare a new Warrant,
                                          substantially identical hereto,
                                          representing the rights formerly
                                          represented by this Warrant which
                                          have not expired or been exercised
                                          and shall, within such five-day
                                          period, deliver such new Warrant to
                                          the Person designated for delivery
                                          in the Exercise Agreement.

                                    ii.   The Warrant Stock issuable upon the
                                          exercise of this Warrant shall be
                                          deemed to have been issued to the
                                          Purchaser at the Exercise Time, and
                                          the Purchaser shall be deemed for
                                          all purposes to have become the
                                          record holder of such Warrant Stock
                                          at the Exercise Time.

                                    iii.  The issuance of certificates for
                                          shares of Warrant Stock upon
                                          exercise of this Warrant shall be
                                          made without charge to the
                                          Registered Holder or the Purchaser
                                          for any issuance tax in respect
                                          thereof or other cost incurred by
                                          the Company in connection with such
                                          exercise and the related issuance of
                                          shares of Warrant Stock. Each share
                                          of Warrant Stock issuable upon
                                          exercise of this Warrant shall, upon
                                          payment of the Exercise Price
                                          therefor, be fully paid and
                                          nonassessable and free from all
                                          liens and charges with respect to
                                          the issuance thereof.

                                    iv.   The Company shall not close its
                                          books against the transfer of this
                                          Warrant or of any share of Warrant
                                          Stock issued or issuable upon the
                                          exercise of this Warrant in any
                                          manner which interferes with the
                                          timely exercise of this Warrant. The
                                          Company shall from time to time take
                                          all such action as may be necessary
                                          to assure that the par value per
                                          share of the unissued Warrant Stock
                                          acquirable upon exercise of this
                                          Warrant is at all times equal to or
                                          less than the Exercise Price then in
                                          effect.

                                    v.    The Company shall assist and
                                          cooperate with any Registered Holder
                                          or Purchaser required to make any
                                          governmental filings or obtain any
                                          governmental approvals prior to or
                                          in connection with any exercise of
                                          this Warrant (including, without
                                          limitation, making any filings
                                          required to be made by the Company).

                                    vi.   Notwithstanding any other provision
                                          hereof, if an exercise of any
                                          portion of this Warrant is to be
                                          made in connection with a registered
                                          public offering or the sale of the
                                          Company, the exercise of any portion
                                          of this Warrant may, at the election
                                          of the holder hereof, be conditioned
                                          upon the consummation of the public
                                          offering or the sale of the Company
                                          in which case such exercise shall
                                          not be deemed to be effective until
                                          the consummation of such
                                          transaction.

                                    vii.  The Company shall at all times
                                          reserve and keep available out of
                                          its authorized but unissued shares
                                          of Warrant Stock solely for the
                                          purpose of issuance upon the
                                          exercise of the Warrants, such
                                          number of shares of Warrant Stock
                                          issuable upon the exercise of all
                                          outstanding Warrants. The Company
                                          shall take all such actions as may
                                          be necessary to assure that all such
                                          shares of Warrant Stock may be so
                                          issued without violation of any
                                          applicable law or governmental
                                          regulation or any requirements of
                                          any domestic securities exchange
                                          upon which shares of Warrant Stock
                                          may be listed (except for official
                                          notice of issuance which shall be
                                          immediately delivered by the Company
                                          upon each such issuance). The
                                          Company shall not take any action
                                          which would cause the number of
                                          authorized but unissued shares of
                                          Warrant Stock to be less than the
                                          number of such shares required to be
                                          reserved hereunder for issuance upon
                                          exercise of the Warrants.

         C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Annex I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

         D. Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

II. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

         A. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

         B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Warrant Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Warrant Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         C.       Notices.

                  1. Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  2. The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  3. The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

III. Participating Dividends. If the Company declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Company shall also declare and pay to the Registered Holder of this Warrant at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon exercise of this Warrant had this Warrant been fully exercised immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

IV.      Definitions. The following terms have meanings set forth below:

                  "Common Stock" means, collectively, the Company's Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Common Stock Deemed Outstanding" means, at any given time, without duplication, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to paragraphs 2B(i) and 2B(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, plus the number of shares of Common Stock issuable upon conversion of the outstanding Series A Preferred, plus the number of shares of Common Stock issuable upon conversion of the outstanding Series C Preferred, plus the number of shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock to be designated by the Board of Directors of the Company from time to time, plus the number of shares of Common Stock issuable upon exercise of options granted to employees and directors of the Corporation and its Subsidiaries as such number of shares is proportionately adjusted for stock splits, stock dividends, stock combinations and other recapitalizations, plus the number of shares of Common Stock issuable upon exercise of the Warrants.

                  "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

                  "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders of Warrants representing a majority of the Warrant Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser selected by the Company and approved by the Registered Holders of Warrants representing a majority of the Warrant Stock purchasable upon exercise of all the Warrants then outstanding (such approval not to be unreasonably withheld). The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

                  "Notes" means the senior secured notes issued pursuant to the terms of the Purchase Agreement.

                  "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

                  "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Series A Preferred" means the Company's Series A Preferred Stock, par value $0.01 per share.

                  "Series C Covenants" means the covenants contained in the Series C Preferred Stock Purchase Agreement dated March 30, 1999, as amended, which the Company hereby incorporates by reference. The Company shall provide a copy of such covenants to the Registered Holder upon request.

                  "Series C Preferred" means the Company's Series C Preferred Stock, par value $0.01 per share.

                  "Warrant Stock" means the Company's Common Stock, par value $0.01 per share; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

V. No Voting Rights; Limitations of Liability. Except as otherwise set forth in this Warrant, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

VI. Warrant Not Transferable. This Warrant and all rights hereunder shall not be transferable, or assignable in any manner, and no interest shall be pledged or otherwise encumbered by Registered Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

VII. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

VIII. Registration Rights. The Warrant Stock issued by the Company to the Registered Holder following the exercise of the Warrant shall be considered "Investor Registrable Securities" as that term is defined in the Amended and Restated Registration Rights Agreement made as of March 30, 1999, by and among the Company and the signatories thereto, and the Registered Holder shall be entitled to assert the registration rights set forth therein with respect to the Warrant Stock.

IX. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

X. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally or sent by reputable overnight courier service (charges prepaid) and shall be deemed to have been given when so delivered or sent (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

XI. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended by the Company in any manner that does not adversely affect the right of any Registered Holder of Warrants. The provisions of the Warrants may also be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing 50% of the shares of Warrant Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 50% of the shares of Warrant Stock obtainable upon exercise of the Warrants.

XII. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                          COSI, INC.



                                          By _________________________________

                                          Its_________________________________


Attest:



___________________________________
            Secretary

                                                                       ANNEX I

                              EXERCISE AGREEMENT


To:                                          Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-_____), hereby agrees to subscribe for the purchase of ___ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                          Signature____________________________

                                          Address______________________________


                                 Schedule A-1

                             FORM OF SUBSCRIPTION
                             --------------------

                 (To be signed only upon exercise of Warrant)

To:__________________________

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________ (______)1 shares of Common Stock of Cosi, Inc. (the "Company") and herewith makes payment of ____________________________________ Dollars ($__________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ______________________________, whose address is
______________________________.

The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such Common Stock makes to the Company the representation and warranties set forth or the investment representation statement attached hereto.

DATED:__________________________



                                      _________________________________________
                                      (Signature must conform in all respects
                                      to name of Holder as specified on the
                                      face of the Warrant)


                                       ________________________________________

                                       ________________________________________





-------------------
1   Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.





                                 Schedule A-2